Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Solar Power, Inc.
Roseville, CA.
We hereby consent to the use in the Prospectus, constituting a part of this Post-Effective Amendment No.2 to Registration Statement No. 333-148526 on Form S-1 of our report dated March 24, 2009 relating to the consolidated financial statements of Solar Power, Inc., which is contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
MACIAS GINI & O’CONNELL LLP
/s/ Macias Gini & O’Connell LLP
Sacramento, California
April 15, 2009